UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
May 26, 2009 (May 20, 2009)
SPECTRA ENERGY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-33556	41-2232463
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
5400 Westheimer Court
Houston, TX 77056
(Address of principal executive office)
(713) 627-5400
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-5.1
EX-8.1
EX-99.1

Item 1.01 Entry Into a Material Definitive Agreement.
     On May 20, 2009, Spectra Energy Partners, LP (the “Partnership”), Spectra Energy Partners (DE) GP, LP and Spectra Energy Partners GP, LLC entered into an Underwriting Agreement (the “Underwriting Agreement”), filed herewith as Exhibit 1.1, with Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (the “Underwriters”), which provides for the issuance and sale by the Partnership, and purchase by the Underwriters, of 9,000,000 common units representing limited partner interests in the Partnership (the “Common Units”). The Underwriters were also granted a 30-day option to purchase up to an additional 1,350,000 Common Units if the Underwriters sell more than 9,000,000 Common Units in the offering. The material terms of the offering of the Common Units are described in the prospectus supplement, dated May 20, 2009, as filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on May 21, 2009. The offer and sale of the Common Units is registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-158097), and the closing with respect to the 9,000,000 Common Units is expected to occur on May 27, 2009. The Partnership intends to use the net proceeds from the offering, including its general partner’s proportionate capital contribution, to repay approximately $123.2 million under its credit facility and $70.0 million in intercompany borrowings from Spectra Energy Capital, LLC (“SE Capital”), a subsidiary of Spectra Energy Corp, incurred to fund a portion of the acquisition of NOARK Pipeline System, Limited Partnership. Following the repayment of the intercompany borrowings, the credit agreement between the Partnership and SE Capital will automatically terminate.
     The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.
     Certain of the Underwriters and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Partnership and its affiliates, for which they received or will receive customary fees and expense reimbursement. Additionally, affiliates of Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc. are lenders under the Partnership’s credit facility and will receive a portion of the proceeds from this offering pursuant to the repayment of borrowings under that credit facility.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On May 20, 2009, the Partnership issued a press release announcing that it had priced the offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
Exhibit 1.1	Underwriting Agreement, dated as of May 20, 2009, by and among the Partnership, Spectra Energy Partners (DE) GP, LP, Spectra Energy Partners GP, LLC and Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P.

Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

Exhibit 23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

Exhibit
Number	Description
Exhibit 99.1	Press Release dated May 20, 2009.*

*	Furnished not filed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

	By:	Spectra Energy Partners (DE) GP, LP, its general partner

	By:	Spectra Energy Partners GP, LLC, its general partner

Dated: May 26, 2009	By:	/s/ Laura Buss Sayavedra
Laura Buss Sayavedra
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 1.1	Underwriting Agreement, dated as of May 20, 2009, by and among the Partnership, Spectra Energy Partners (DE) GP, LP, Spectra Energy Partners GP, LLC and Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P.

Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

Exhibit 23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

Exhibit 99.1	Press Release dated May 20, 2009.*

*	Furnished not filed.